Exhibit 11.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated July 24, 2020, on the consolidated financial statements of Worthy Community Bonds, Inc. And Subsidiary as of July 8, 2020 and for the period from June 30, 2020 (Inception) to July 8, 2020 included in this Amendment No. 1 to the Regulation A Offering Statement of Worthy Community Bonds, Inc., on Form 1-A, and to the reference to our firm under the heading “Experts”.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
August 28, 2020